EXHIBIT 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Xerox Corporation (the “Company”) for the quarterly period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anne M. Mulcahy, Chairman of the Board and Chief Executive Officer of the Company, and Lawrence A. Zimmerman, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANNE M. MULCAHY
Anne M. Mulcahy Chief Executive Officer August 9, 2002

/s/ LAWRENCE A. ZIMMERMAN
Lawrence A. Zimmerman Chief Financial Officer August 9, 2002

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.